CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Dendrite International, Inc.'s previously filed Form S-8 Registration Statement File Nos. 333-14363, 333-19141, 333-24329, 333-35701, 333-81783, 333-92711 and 333-48376 and Form S-3
Registration Statement File No. 333-91449.


                                                  /s/ Arthur Andersen LLP


Philadelphia, PA
April 2, 2001